Exhibit 10.23

[*]	indicates that a confidential portion of the text of this agreement has been omitted. The non-public information has been filed separately with the Securities and Exchange Commission.

TVA Tract No. XENC-3L

AMENDMENT TWO TO LEASE

This Amendment Two to Lease (“Amendment”) is effective as of August 30, 2012, by and between the UNITED STATES OF AMERICA acting herein by and through its legal agent, the Tennessee Valley Authority, a corporation created and existing under an Act of Congress known as the Tennessee Valley Authority Act of 1933, as amended (sometimes herein referred to as “TVA”), and Ruger Coal Company LLC, a Delaware limited liability company (hereinafter referred to as “Lessee”).

WITNESSETH:

WHEREAS, the parties hereby agree to amend certain terms and conditions of the Illinois Coal Lease dated July 1, 2002, and amended as of April 17, 2012, between the Lessor and Illinois Fuel Company, LLC, later assigned to Ruger Coal Company LLC, as Lessee, said Coal Lease being duly identified in TVA’s land records as TVA Tract No. XENC-3L (the “Lease”);

NOW THEREFORE, in consideration of the mutual promises and other provisions recited herein, the Lessor and Lessee hereby modify and amend Section 4, Production Royalty, of the Lease by inserting the following language at the end of the first paragraph of said Section:

The Lessor hereby agrees that if within two years of August 30, 2012, Lessee or its designee: (1) begins material northward development for a second longwall mining section located partially on the leased premises as depicted on the project map attached to this Amendment Two as Exhibit A and made a part hereof, and (2) Lessee or its designee executes a definitive purchase agreement for a second long wall system to be installed in the area designated as A or B on Exhibit A, then, through April 16, 2027, Lessee shall pay Lessor a reduced basic tonnage royalty as follows: (1) the sum of [*] on each ton of 2,000 pounds on all coal mined and removed by Lessee from the area designated as “Area B” as set forth on Exhibit A; and (2) the sum of [*] on each ton of 2,000 pounds on all coal mined and removed by Lessee from the area designated as “Area A” on Exhibit A.

All other terms and conditions set forth in the Lease which are not specifically amended hereby are to continue in full force and effect as currently written.

IN WITNESS WHEREOF:

LESSOR:

TENNESSEE VALLEY AUTHORITY

By:	/s/ Robert M. Deacy, Sr.

Name (Printed): Robert M. Deacy, Sr.

Title:	Senior VP–Gen. Construction

Date:	8/29/2012

LESSEE:

RUGER COAL COMPANY, LLC

By:	/s/ Donald R. Holcomb

Name (printed):

Title:	Authorized Person

DateL	8-29-12